UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 12, 2009, Rural Telephone Finance Cooperative (“RTFC”), which is a consolidated affiliate of National Rural Utilities Cooperative Finance Corporation (“National Rural”) completed its purchase of 83,750 of the 85,000 shares outstanding of 10 percent Cumulative, Perpetual, Callable Preferred Stock of the Virgin Islands Telephone Company (“VITELCO”) for an aggregate purchase price of $30 million.  As part of this transaction, National Rural also deposited in escrow, or otherwise held back, funds sufficient to purchase the remaining 1,250 shares.  VITELCO is a subsidiary of Innovative Communication Corporation (“ICC”) and is the operating company which provides telecommunications services in the United States Virgin Islands.  The preferred stock of VITELCO was issued in 2004 at $1,000 per share for an aggregate of $85 million. The purchase price paid by National Rural represents a substantial discount from the face amount and cumulative unpaid dividends owed under the terms of the preferred stock.  An additional 250 shares are held by the trustee for the ICC estate and the trustee has agreed to deliver those shares upon receipt of a final order of approval of the sale by the Bankruptcy Court.  The remaining 1,000 shares of the preferred stock were not sold by the holder thereof, and National Rural has deposited a proportionate amount of the aggregate purchase price into an escrow account established for the purpose of attempting to acquire the remaining 1,000 shares of preferred stock at a later time.

National Rural executed this transaction as part of its ongoing process to preserve its collateral and to remove a potential barrier to its credit bid for the assets of ICC.  As additional consideration for the purchase, the sellers of the preferred stock agreed not to make any further objection before the Bankruptcy Court in respect of National Rural’s credit bid for the assets of ICC.

The purchase of the preferred stock eliminates the alleged superior claim of the preferred shareholders on the assets of Vitelco for the face amount of the preferred stock plus the amount of cumulative unpaid dividends.

As previously disclosed, the Bankruptcy Court granted interim approval of National Rural's credit bid for the ICC assets on April 9, 2009, and final court approval is subject to, among other things, regulatory authorizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
      Steven L. Lilly
      Senior Vice President and Chief Financial Officer

Dated:  May 15, 2009